                                                                    Exhibit 10.1

                         SECURITIES PURCHASE AGREEMENT


    This Agreement, dated effective October 2, 2001, is between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and AVALANCHE RESOURCES, LTD., a Texas limited partnership (the "Purchaser").


    1.  Sale and Purchase of Common Stock.

        (a) Consideration for Issuance.

            (i) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser the Required Number (defined below) of shares of the Company's common stock, and in exchange for the issuance to Purchaser of the Required Number of such shares Purchaser agrees to pay the Company the amount of $500,000.00 (the "Cash Consideration") and to transfer and assign to the Company 235,294 shares of the common stock of Universal Display Corporation, a Pennsylvania corporation ("Universal Display") and Warrant #PP2000-62 (the "Warrant") issued by Universal Display for the purchase of 235,294 shares of the common stock of Universal Display upon the terms and conditions of the Warrant. The shares of Universal Display common stock to be transferred and assigned to the Company are referred to in this Agreement as the "Universal Display Shares." The Universal Display Shares and the Warrant are referred to collectively in this Agreement as the "Universal Display Securities." The Required Number of shares of the Company's common stock to be issued to Purchaser pursuant to this Agreement are referred to in this Agreement as the "Purchased Shares." The term "Common Stock" means the shares of common stock of the Company of the par value of $.001 each.

            (ii) The Cash Consideration shall be payable as provided in Paragraph 6(a). The Universal Display Securities shall be transferred and assigned to the Company at the Closing (as defined below).

            (iii) The Required Number shall be determined immediately prior to the issuance of the Purchased Shares from the following formula:

             X = .55 (Outstanding Shares) - 1,000,000
                 ____________________________________
                                 .45

    where:

        "X" equals the Required Number; and

        "Outstanding Shares" equals: (A) the number of shares of Common Stock outstanding immediately prior to the issuance of the Purchased Shares; plus (B) the number of additional shares of Common Stock which would be outstanding if all shares of capital stock (including all accrued dividends thereon) convertible or exchangeable into shares of Common Stock and outstanding immediately prior to the issuance of the Purchased Shares were converted or exchanged into shares of Common Stock immediately prior to the issuance of the Purchased Shares; plus (C) the number of additional shares of Common Stock which would be outstanding if all notes (including all accrued interest thereon) convertible into shares of Common Stock and outstanding immediately prior to the issuance of the Purchased Shares were converted into shares of Common Stock immediately prior to the issuance of the Purchased Shares; plus (D) the number of additional shares of Common Stock which would be outstanding if all options, warrants or any other rights to acquire shares of Common Stock and outstanding immediately prior to the issuance of the Purchased Shares were exercised immediately prior to the issuance of the Purchased Shares, whether or not such rights are then exercisable pursuant to the terms of such rights. For purposes of computing the Required Number, the number of Outstanding Shares shall be computed in each instance specified above on the basis that all shares of Common Stock issuable pursuant to the conversion, exchange, or exercise rights specified above were issued and outstanding immediately prior to the issuance of the Purchased Shares. The parties agree that the Required Number is approximately 22,000,000. The term "Convertible Notes" means all notes convertible into shares of Common Stock. The term "Options" means all Convertible Notes and all options, warrants or any other rights to acquire shares of Common Stock.

        (b) Issuance. The Company agrees to issue the Purchased Shares to Purchaser within ten days after the Company completes the Required Transactions (defined below), but in any event not later than January 31, 2002. The Company shall be deemed to have issued the Purchased Shares to Purchaser upon the Company's delivery of instructions to its transfer agent to issue a certificate to Purchaser for the Purchased Shares provided such certificate is issued to Purchaser not later than February 28, 2002. The date the Company delivers such instructions to the transfer agent after the Company's completion of the Required Transactions is referred to in this Agreement as the "Issuance Date."

    2. Loan. At the Closing, Purchaser agrees to loan the principal amount of $500,000.00 to the Company, which loan (the "Loan") shall be repayable by the Company pursuant to the terms of the promissory note in the form of that attached hereto as Exhibit A (the "Note"). The Company agrees to execute the Note at the Closing.

    3.  Additional Terms of Purchase/Sale.

        (a) Security Documents. The Company's payment of the Note and the Company's obligation to issue the Purchased Shares after the Closing shall be secured by a lien and security interest in all assets of the Company owned at the Closing or acquired after the Closing pursuant to the Security Agreement in the form of that attached hereto as Exhibit B (the "Security Agreement"). The Company shall execute the Security Agreement at the Closing.

        (b) Proxy. At the Closing the Company shall deliver or cause to be delivered to Purchaser a proxy executed by each person listed on the attached Exhibit C with respect to the shares of voting securities of the Company owned by such person as set forth on Exhibit C. Each proxy shall be in the form of that attached hereto as Exhibit D.

        (c) Directors. At the Closing, the Company shall have taken all action required under applicable law, its articles of incorporation and bylaws (the "Governance Documents") and any agreement to which the Company or its assets are bound (the "Applicable Agreements") to increase the number of directors of the Company to eleven and to enable Purchaser to elect designees of Purchaser as six of the eleven directors (the "Purchaser's Designees") at the Closing and continuing thereafter from time to time until the issuance of the Purchased Shares.

    4. Closing. The closing of the purchase and sale of the Purchased Shares hereunder (the "Closing") shall occur on the full execution of this Agreement. At the Closing:

        (a) Non-Cash Consideration. Purchaser shall execute such assignments or other documents as may be effective to transfer ownership of the Universal Display Securities to the Company, together with Purchaser's delivery to the Company of the Warrant and the certificate(s) evidencing the Universal Display Shares.

        (b) Certification. Purchaser shall deliver to the Company the Accredited Investor Certification in the form attached hereto as Exhibit E.

        (c) Loan Funding. Purchaser shall advance the Company $500,000.00 pursuant to the Loan and the Company shall execute the Note and the Security Documents.

        (d) Company Acts. The Company shall perform its obligations specified in Paragraph 3.

        (e) Additional Acts. The parties shall take such other actions as may required to effect the closing of the transactions contemplated hereby.

    5.  The Company's Obligations after the Closing.

        (a) Approvals.  Not later than January 31, 2002:

            (i) The Company shall have submitted to and shall have obtained from all holders of the Company's shares of capital stock and Options all approvals, consents, agreements and other actions of the holders as may be required for the Company to effect the "Required Transactions."

            (ii) The Company shall have obtained any other approvals, consents, agreements and other actions as may be required by applicable law, the Governance Documents and Applicable Agreements for the Company to effect the Required Transactions.

        (b) Required Transactions. The "Required Transactions" are the following:

            (i) The exchange of each share of preferred stock of the Company, including all dividends accrued on such shares as of the Issuance Date, into a new class of preferred stock (the "New Preferred Stock") that has the designation, preferences, rights and limitations stated in the attached Exhibit F.

            (ii) The amendment to each Option (except the Convertible Notes) to provide that the Option is convertible after the Issuance Date into shares of New Preferred Stock.

            (iii) The agreement of each holder of a Convertible Note amending the Convertible Note to provide either that (a) the principal and all interest accrued thereon as of the Issuance Date is convertible into shares of New Preferred Stock at a price agreed to by Purchaser and the holder of the Convertible Note, or (b) the maturity date of the Convertible Note is extended for two years after the maturity date specified in the note and that no payments of principal or interest shall be due under the note prior to its maturity as extended.

The Company shall fully perform and complete the Required Transactions not later than January 31, 2002.


    6.  Purchaser's Obligations after the Closing.

        (a) Payment of Cash Consideration. Purchaser shall pay the Cash Consideration to the Company on the Issuance Date. Such payment may be effected by Purchaser's cancellation of all amounts owed under the Note.

        (b) Approvals. After the Closing Purchaser shall vote all Common Stock as to which Purchaser has the right to vote (including Common Stock which is subject to the proxies specified in Paragraph 3(b)) for the Required Transactions and shall cause Purchaser's Designees on the Company's board of directors to approve and authorize the Required Transactions or to not block or oppose the approval and authorization of the Required Transactions by the other directors.

    7.  Restrictions on Purchased Shares.

        (a) Restricted Securities. Upon issuance the Purchased Shares will be "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Securities Act unless: (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the

Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company. As restricted securities, the Purchased Shares will be subject to significant restrictions upon resale.

        (b) Private Placement. The parties agree that the Purchased Shares subject to this Agreement are offered (the "Offering") by the Company as a private placement transaction pursuant to Section 4(2) of the Securities Act.

    8. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

        (a) Organization and Standing of Purchaser. Purchaser is a duly organized and validly existing limited partnership in good standing under the laws of Texas with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and each of the Exhibits attached hereto, and is duly qualified and licensed to do business as a foreign limited partnership in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business.

        (b) Power and Authority. The execution and delivery of this Agreement and any Exhibit attached hereto and the transactions contemplated thereby have been duly authorized by the partners of Purchaser and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Purchaser is a party or by which Purchaser is bound, and, if Purchaser is not an individual, will not violate any provision of the partnership agreement of Purchaser. The signatures on this Agreement and Exhibit E attached hereto are genuine, and the signatory has been duly authorized to execute the same. No other act or proceeding on the part of Purchaser or any partner therein is necessary to authorize this Agreement or the consummation of the transactions contemplated thereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        (c) Accredited Investor. Purchaser has such knowledge and experience in business and financial matters such that such Partner is capable of evaluating the merits and risks of purchasing the Purchased Shares. Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Securities Act and satisfies the suitability standards identified in this Agreement.

        (d) Loss of Investment. Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Company will not cause such overall commitment to become excessive. Purchaser can afford to bear the loss of its entire investment in the Company and has adequate means of providing for its current needs and has no need for liquidity in his investment in the Company.

        (e) Special Suitability. Purchaser satisfies any special suitability or other applicable requirements applicable to residents or domiciliaries of Texas.

        (f) Investment Intent.

            (i) Purchaser has been advised that this Offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this Offering is intended to be a non-public offering pursuant to
Section 4(2) and Rule 506 of Regulation D of the Securities Act. Purchaser represents that the Purchased Shares are being purchased for Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. Purchaser agrees that Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Purchased Shares unless the Purchased Shares to be disposed of are registered under the Securities Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon Purchaser's investment intention; and

            (ii) the Purchased Shares and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

        (g) State Securities Laws. Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Purchased Shares.

        (h) No General Solicitation. Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Purchased Shares has been made to it.

        (i) Advice of Tax and Legal Advisors. Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment.

        (j) Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Purchased Shares. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Purchased Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested.

        (k) SEC Reports. Purchaser acknowledges that it has been advised of the availability of and has carefully reviewed a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and its Quarterly Report on Form 10-QSB for the three months ended June 30, 2001 (collectively, the "SEC Reports").

        (l) Universal Display Securities.  Purchaser owns the Universal
Display Securities free from any setoff, claim, restriction, lien, security interest or encumbrance; that the Universal Display Securities are freely transferable, Purchaser has been advised that the Universal Display Registration Statement on Form S-3 filed with the SEC on May 14, 2001 has been declared effective, and Purchaser has received no notice from Universal Display or otherwise that sales may not be made thereunder, whether as a result of a black-out, lock-up or otherwise.

    9. Understanding of Investment Risks. An investment in the Purchased Shares should not be made by a purchaser who cannot afford the loss of the entire consideration paid for the Purchased Shares. Purchaser acknowledges that the Purchased Shares offered hereby have not been approved or disapproved by the SEC, or any state securities commissions, nor has the SEC or any state securities commission passed upon the adequacy or accuracy of this Agreement or any exhibit hereto. Prior to making an investment in the Purchased Shares, Purchaser has fully considered, among other things, the business risks discussed in the Company's SEC Reports.

    10. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

        (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and perform its obligations under this Agreement, subject, however, to Paragraph 11. The Company is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business.

        (b) Corporate Power and Authority. The execution and delivery of this Agreement and each of the Exhibits attached hereto and the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company. Subject to Paragraph 7, no other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated thereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        (c) Issuance of Securities. Upon their issuance and for the consideration set forth in and in accordance with the terms of this Agreement, the Purchased Shares shall be duly and validly issued, fully paid and nonassessable.

        (d) SEC Reports; Absence of Certain Events. The Company has timely filed all reports required to be filed with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and has previously advised Purchaser of the availability of true and complete copies of such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Reports, there has not been any fact, event, circumstance or change affecting or relating to the Company which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company; provided, however, that a material adverse effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

        (e) Attached hereto as Schedule 10(e) is a list of the number of outstanding shares of capital stock of the Company and the debt issued by the Company which is convertible into shares of capital stock of the Company, including in each instance the dividends that would be in arrears, and unpaid interest that would have accrued, as of December 31, 2001 if the Company did not pay any dividends or interest between the date of this Agreement and December 31, 2001.

    11. Required Actions. The parties recognize that the Company has not obtained (but must obtain not later than January 31, 2002) the approvals, consents, agreements and other actions as may be required for the Company to effect the Required Transactions pursuant to Paragraph 5.

    12. IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS - WHO SHOULD INVEST.

        (a) INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND
IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT. A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Purchased Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

        (b) The Company requires, as a general investor suitability standard, that Purchaser and the general partner of Purchaser represent in writing: (a) it is acquiring the Purchased Shares for investment and not with a view to resale or distribution; (b) it can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Purchased Shares will not cause such overall commitment to become excessive; (d) it has adequate means of providing for its current needs and has no need for liquidity in this investment in the Purchased Shares; (e) it has evaluated all the risks of investment in the Company; and (f) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative, in making an investment decision.

        (c) The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Purchased Shares is a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

        (d) THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE COMMON STOCK IS SUITABLE FOR A PROSPECTIVE

PURCHASER. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE COMMON STOCK MUST BE MADE BY PURCHASER AND ITS ADVISERS.

    13. Additional Investment Considerations.

        (a) IN MAKING AN INVESTMENT DECISION, PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE PURCHASED SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        (b) THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE PURCHASER AND EACH OF THE SHAREHOLDERS SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

    14. Post-Closing Funding/Investments.

        (a) Ventures. For a period of at least one year after the Closing, the chief executive officer of Purchaser's general partner shall serve as an executive officer of the Company responsible for the Company's sale or other disposition of the Universal Display Securities, including any securities acquired through the exercise of the Warrant, and finding suitable investments for a venture subsidiary to be created by the Company. The Company's Board of Directors will may form an investment committee to approve, price and oversee any transaction of the venture subsidiary. The committee will consist of five members, three members to be designated by Purchaser's Designees and two members to be designated by directors who are not Purchaser's Designees, and the subsidiary's investments will be funded with debt or another non-equity type of funding source.

        (b) Additional Funds. The parties recognize that the Company will need additional working capital to fund its operations. After the Closing Purchaser will attempt to locate additional sources of capital to provide not less than $2 million of additional working capital as needed by the Company. The working capital may be provided as cash or third-party debt or a combination of cash or third-party debt and may be provided by Purchaser or its affiliates directly or by third parties. However, Purchaser will have no liability to the Company if such third-party sources are not located or if Purchaser or its affiliates do not provide the additional working capital directly.

    15. Registration Rights. The Company agrees as follows:

        (a) Certain Additional Defined Terms. For the purpose of this Paragraph 15, the following definitions shall apply:

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934.

            (ii) "Registration Statement" shall mean the Registration Statement of the Company filed with the SEC pursuant to the provisions of Paragraph 15(b) of this Agreement which covers the resale of Purchased Shares on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including any pre- and post- effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

            (iii) "Restricted Stock" shall mean the Purchased Shares and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company's securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock (A) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (B) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act.

        (b) Piggyback Registration Rights.

            (i) The Company shall advise Purchaser by written notice prior to the filing of a Registration Statement under the Securities Act (excluding registration on Forms S-8, S-4, 10 or any successor forms thereto), covering securities of the Company to be offered and sold by any holder of securities of the Company, and shall, upon the request of Purchaser given within five (5) business days of the notice given by the Company, include in any such Registration Statement such information as may be required to permit a public offering of the Restricted Stock purchased hereby. Purchaser shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in the Registration Statement. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Paragraph 15(b) without thereby incurring liability to the holders of the Restricted Stock.

            (ii) Notwithstanding anything to the contrary contained herein, the Company's obligation in this Paragraph 15(b) shall extend only to the inclusion of the Restricted Stock in a Registration Statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock. Furthermore, the Company shall not be restricted in any manner from including within the Registration Statement or the distribution, issuance or resale of any of its or any other securities.

            (iii) Notwithstanding anything to the contrary contained herein, if the offer of shares on a Registration Statement on which the Purchaser proposes to register Restricted Stock is an underwritten registration and the managing underwriters advise the Company in writing that in their reasonable opinion the amount of Restricted Stock requested to be included in such registration exceeds the amount which can be sold in an orderly manner in such offering within a price range acceptable to the holder causing the registration statement to be filed, the Company shall include in such registration (i) first, the shares owned by the holder of common stock causing the Registration Statement to be filed proposes to sell, and (ii) second, the Restricted Stock requested to be included in such registration, up to the amount permitted by the managing underwriter.

        (c) Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

            (i) prepare and file with the Commission a Registration Statement with respect to the Restricted Stock in the manner set forth in Paragraph 15(b) hereof and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective for that period identified in Paragraph 15(c)(vii) hereafter;

            (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Paragraph 15(c)(vii) below and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

            (iii) furnish to Purchaser and to each underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

            (iv) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as Purchaser, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (v) immediately notify Purchaser and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made; and

            (vi) make available for inspection by Purchaser, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Purchaser or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by Purchaser, underwriter, attorney, accountant or agent in connection with such Registration Statement;

            (vii) for purposes of Paragraphs 15(c)(i) and 15(c)(ii) above, the period of distribution of Restricted Stock shall be deemed to extend until the earlier of: (A) in an underwritten public offering of all of the Restricted Stock, the period in which each underwriter has completed the distribution of all securities purchased by it; (B) in any other registration, the earlier of the period in which all shares of Restricted Stock covered thereby shall have been sold or two (2) years from the effective date of the first Registration Statement filed by the Company with the SEC pursuant to this Agreement;

            (viii) if the Purchased Shares are listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system;

            (ix) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if Purchaser sell their shares of Restricted Stock pursuant to an underwriting (however, in no event shall the Company, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

            (x) notify Purchaser of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

            (xi) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

        (d) Expenses.

            (i) For the purposes of this Paragraph 15(d), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Paragraph 15(b) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the

Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

            (ii) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Paragraph 15(b) of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Paragraph 15(b) of this Agreement shall be borne by the participating holders of Restricted Stock either solely or, if applicable, in proportion to the number of shares sold by each selling stockholder whose Shares are covered by such registration statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

        (e) Obligations of Purchaser.

            (i) In connection with each registration hereunder, Purchaser, should it elect to participate in resales under such registration, will furnish to the Company in writing such information with respect to Purchaser and the securities held by Purchaser, and the proposed distribution by it as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including Purchaser's Restricted Stock in the Registration Statement. Purchaser also shall promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

            (ii) In connection with each registration pursuant to this Agreement, Purchaser agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, Purchaser shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement which remain unsold, and Purchaser shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

        (f) Information Blackout, Holdbacks and Lock-Ups.

            (i) At any time when a Registration Statement effected pursuant to Paragraph 15(b) relating to Restricted Stock is effective, upon written notice from the Company to Purchaser that the Company has determined in good faith that the sale of Restricted Stock pursuant to the Registration Statement would require disclosure of non-public material information, Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies Purchaser that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed.

            (ii) Notwithstanding any other provision of this Agreement, Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its unissued common stock (the "Primary Offering"), which may also include other securities, and ending 120 days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.

        (g) Indemnification.

            (i) The Company agrees to indemnify, to the extent permitted by law, Purchaser, its partners and each Person who controls Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of Purchaser for use therein or by Purchaser's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Purchaser with a sufficient number of copies of the same.

            (ii) In connection with any Registration Statement in which Purchaser is participating, Purchaser shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from:
(i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by Purchaser); or (ii) any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.

            (iii) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

    16. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, or sent by a nationally recognized overnight courier such as federal express, to the following addresses:

               If to the Company:

               NORTH AMERICAN TECHNOLOGIES GROUP, INC.
               14315 W. Hardy Road
               Houston, TX  77060
               Attention:   Henry W. Sullivan
                            President and Chief Executive
               Telephone:   281-847-0029
               Facsimile:   281-847-1791

               With a copy to:
               John F. Reilly, Esquire
               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center
               1835 Market Street, 14th Floor
               Philadelphia, PA  19103
               Telephone:   215-665-3879
               Facsimile:   215-665-8760

               If to Purchaser:

               AVALANCHE RESOURCES, LTD.
               P.O. Box 140978
               Dallas, Texas 75214
               Attention:   Kevin Maddox
               Telephone:   214-673-6980

               With a copy to:
               John O. Langdon
               Goins, Underkofler, Crawford & Langdon, LLP
               1601 Elm Street, Suite 3300
               Dallas, Texas 75201
               Telephone:   214-969-5454
               Facsimile:   214.969.5902

Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid or, if sent by a nationally recognized overnight courier, on the next business day after the date of mailing, addressed as set forth above.

    17. Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing.

    18. Parties in Interest. This Agreement, including the representations, warranties and agreements of each party in this Agreement, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

    19. Attorneys Fees. The prevailing party in any suit brought to enforce or interpret this Agreement shall be entitled to recover a reasonable attorneys fee and necessary disbursements in addition to any other relief awarded.

    20. Entire Agreement. This Agreement, and any other documents executed contemporaneously herewith, constitute the entire agreement between the parties, and supersede any prior agreement and understanding, relating to the subject matter of this Agreement. There are no unwritten oral representations, warranties, agreements or understandings between the parties.

    21. Headings. The headings in this Agreement are for reference purposes only and shall not be considered in any construction or interpretation of this Agreement.

    22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Texas.

    23. Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and Purchaser. Facsimile signatures to this Agreement shall be deemed to be original signatures.



                                   NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                   By:  /s/  Henry W. Sullivan
                                        --------------------------------------
                                        Henry W. Sullivan, President and Chief
                                        Executive Officer



                                   AVALANCHE RESOURCES, LTD.

                                   By:  AVALANCHE MANAGEMENT CORPORATION,
                                        General Partner


                                   By:  /s/ Kevin Maddox
                                        --------------------------------------
                                        Kevin Maddox, President

                                   EXHIBIT A

                                     NOTE
                        (Secured by Security Agreement)

Date: October 2, 2001

Maker: North American Technologies Group, Inc., a Delaware corporation

       MAKER'S MAILING ADDRESS:    14315 W. HARDY ROAD
                                    Houston, TX  77060

Payee: Avalanche Resources, Ltd., a Texas limited partnership

Place for Payment (including county):   1601 Elm Street, Suite 3300
                                        Dallas, Texas  75201
                                        Dallas County

Principal Amount:  $500,000.00

Annual Interest Rate on Unpaid Principal from Date:  Zero

Annual Interest Rate on Matured, Unpaid Amounts:  12%

Terms of Payment:

    Concurrently with Maker's execution of this note Maker and Payee have executed a Securities Purchase Agreement relating to Payee's purchase of the Purchased Shares (as defined in the Securities Purchase Agreement) from Maker.

    The principal of this note is payable on January 31, 2002. Maker may pay this note prior to January 31, 2002 only if Maker concurrently with such prepayment issues the Purchased Shares to Payee pursuant to the Securities Purchase Agreement. This note may also be cancelled in accordance with Section 6(a) of the Securities Purchase Agreement.

    Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by January 31, 2002.

Security for Payment

    A Security Interest Created and Granted in the following Security Agreement:

    Date:  October 2, 2001

    Debtor:  Maker

    Secured Party:  Payee

    Collateral:  As set forth in the Security Agreement

Additional Provisions:

    If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

    If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorneys fees and court costs, in addition to other amounts due. Reasonable attorneys fees shall be 5% of all amounts due unless either party pleads otherwise.

    Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

    This note shall be governed and construed in accordance with the laws of Texas.

    When the context requires, singular nouns and pronouns include the plural.


                                        NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                        By:___________________________________
                                           Henry W. Sullivan, President and
                                           Chief Executive Officer

                                   EXHIBIT B

                               SECURITY AGREEMENT


    1.  Date.   October 2, 2001

    2.  Parties.

        (a) Secured Party:   Avalanche Resources, Ltd.
                             P. O. Box 140978
                             Dallas, TX 75214

        (b) Debtor:          North American Technologies Group, Inc.
                             14315 W. HARDY ROAD
                             Houston, TX  77060

    3. Security Interest. Subject to the applicable terms of this agreement, debtor assigns and grants to secured party a security interest and lien in the collateral to secure the payment and the performance of the obligation.

    4. Obligation. The following obligations (obligation) are secured by this agreement:

        (a) Debts. (i) The indebtedness of debtor to secured party evidenced by the promissory note dated on the date of this agreement executed by debtor payable to the order of secured party in the original principal amount of $500,000.00. (ii) All debt, obligations, liabilities and agreements of debtor to secured party set forth in or arising from the Securities Purchase Agreement dated on the date of this agreement and between debtor and secured party. (iii) All renewals, extensions or rearrangements of any of the above.

        (b) Costs. All costs incurred by secured party to obtain, preserve, perfect and enforce this security agreement and security interest, collect the obligation, and maintain, preserve, collect and enforce the collateral, including but not limited to taxes, assessments, insurance premiums repairs, reasonable attorney's fees and legal expenses incurred in connection with the preservation and enforcement of this security agreement and security interest, rent, storage costs and expenses of sale.

    5. Collateral. The security interest is granted in the following (collateral): All accounts, inventory, equipment, documents, chattel paper, instruments, general intangibles, investment property, and any other property of debtor of every type, kind and description, whether now owned or hereafter acquired, including the Universal Display Securities and Warrant (as defined in the Securities Purchase Agreement) and all proceeds thereof, including but not limited to all insurance proceeds of the foregoing.

    6.  Debtor's Representations.

        (a) Ownership. Debtor owns, or will use the proceeds of any loans by secured party to become the owner of, the collateral.

        (b) Intentionally left blank.

        (c) Claims. All account debtors and other obligors whose debts or obligations are part of the collateral have no right to setoffs, counterclaims or adjustments, and no defense in connection therewith.

        (d) Financial Statements. All balance sheets, earnings statements and other financial data which have been or hereafter may be furnished to secured party to induce it to permit the obligation or to make this agreement or in conjunction herewith truly represent or shall truly represent the financial condition and operations of debtor as of the dates and for the periods shown thereon; and all other information, reports, papers and data furnished to secured party are or shall be, at the time furnished, accurate and correct in all respects and complete insofar as necessary to give secured party a true and accurate knowledge of the subject matter.

        (e) Power and Authority. Debtor has full power and authority to make this agreement.

    7.  Debtor's Covenants.

        (a) Obligation/This Agreement. Debtor shall perform promptly all of its agreements herein and in any other agreements between it and secured party.

        (b) Ownership. At the time debtor grants to secured party a security interest in any collateral, debtor shall be the absolute owner thereof and shall have the right to grant such security interest. Debtor shall defend the collateral against all claims and demands of all persons at any time claiming any interest therein adverse to secured party other than claims arising from liens or interests created prior to the date of this agreement, to which Secured Party's security interest shall be subject. Debtor shall keep the collateral free from all liens and security interests created following the date hereof except for taxes not yet due and this security interest.

        (c) Insurance. Debtor shall insure the collateral with companies acceptable to secured party against such casualties and in such amounts as secured party shall require. All insurance policies shall be written for the benefit of debtor and secured party as their interests may appear, or in other form satisfactory to secured party, and such policies or certificates evidencing the same shall be furnished to secured party. All policies of insurance shall provide for written notice to secured party at least l0 days prior to cancellation. Risk of loss or damage is debtor's to the extent of any deficiency in any effective insurance coverage.

        (d) Maintenance. Debtor shall keep all collateral which constitutes goods in good condition and repair.

        (e) Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce this security interest, collect the obligation, and preserve, defend, enforce and collect the collateral, including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney's fees for the preservation, defense and enforcement of this security interest, rent, storage costs and expenses of sales. Whether collateral is or is not in secured party's possession, and without any obligation to do so and without waiving debtor's default for failure to make any such payment, secured party at its option may pay any such costs and expenses, discharge encumbrances on collateral, and pay for insurance of collateral and such payment shall be a part of the obligation. Debtor agrees to reimburse secured party on demand for any reasonable costs so incurred.

        (f) Information/Inspection. Debtor shall (i) furnish secured party upon request any financial statements of debtor or reports to debtor by accountants or others pertaining to debtor's business as soon as available, and any information with respect to collateral requested by secured party; (ii) allow secured party to inspect the collateral, at any time and wherever located, and to inspect and copy, or furnish secured party with copies of, all records relating to collateral and the obligation; (iii) furnish secured party such information as secured party may request to identify inventory, accounts and general intangibles in collateral, at the time and in the form requested by secured party; and (iv) deliver upon request to secured party shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, inventory in collateral.

        (g) Additional Documents. Debtor shall sign any papers furnished by secured party and take any other actions which are necessary in the judgment of secured party to obtain, maintain and perfect this security interest.

        (h) Parties Liable. Debtor will preserve the liability of all obligors on any collateral, will preserve the priority of all security therefor, and upon secured party's request will deliver to secured party the original certificates of title on all motor vehicles securing the collateral. Secured party shall have no duty to preserve such liability or security, but may do so at the expense of debtor, without waiving debtor's default.

        (i) Modification. Without the written consent of secured party, debtor shall not agree to any modification of any of the terms of any accounts, contracts, chattel paper, general intangibles or instruments in collateral.

        (j) Debtor Notification. At any time following a default hereunder or under the note secured party may notify persons obligated on any collateral to make payments directly to secured party and secured party may take control of all proceeds of any collateral. Until secured party elects to exercise such rights, debtor, as agent of secured party, shall collect and enforce all payments owed on collateral.

        (k) Receipts/Rejected Goods. Upon secured party's demand following a default hereunder or under the note, debtor will deposit, upon receipt and in the form received, with any necessary indorsement, all payments received as proceeds of collateral, in a special bank account in a bank of secured party's choice over which secured party alone shall have power of withdrawal. The funds in said account shall secure the obligation. Secured party is authorized to make any indorsement in debtor's name and behalf. Pending such deposit, debtor shall not mingle any such payments with any of debtor's other funds or property, but will hold them separate and upon an express trust for secured party.
Secured party may from time to time apply the whole or any part of the funds in the special account against the obligation.

        (l) Records. Debtor at all times will maintain accurate books and records covering the collateral. Debtor immediately will mark all books and records with an entry showing the assignment of all accounts in collateral to secured party and secured party is hereby given the right to audit the books and records of debtor relating to collateral at any time and from time to time.

        (m) Disposition. If disposition of any collateral gives rise to an account, chattel paper or instrument, debtor immediately shall notify secured party, and upon request of secured party shall assign or indorse the same to secured party. No collateral may be sold, leased, manufactured, processed or otherwise disposed of by debtor in any manner without the prior written consent of secured party, except inventory sold, leased, manufactured, processed or consumed in the ordinary course of business.

        (n) Accounts. Each account in collateral will represent the valid and legally enforceable obligation of third parties.

        (o) Location. Debtor shall give secured party written notice of each office of debtor in which records of debtor pertaining to accounts in collateral are kept, and of any change of any such location. If no such notice is given, all records of debtor pertaining to accounts and all inventory are and shall be kept at debtor's address shown above.

        (p) Changes. Debtor will notify secured party immediately of any material change in the collateral, of a change in any manner warranted or represented by debtor in this agreement or furnished to secured party, and of any event of default.

        (q) Use/Removal. Debtor will not use the collateral illegally or permit the collateral to be affixed to real or personal property without the written consent of secured party. Debtor will keep all collateral at debtor's address shown above.

        (r) Possession. If the collateral is chattel paper, documents, instruments or investment securities or other instruments, secured party may deliver a copy of this agreement to the broker or seller thereof, or any person in possession thereof, and such delivery shall constitute notice to such person of secured party's security interest therein and shall constitute debtor s instruction to such person to deliver to secured party certificates or other evidence of the same as soon as available. Debtor will deliver all investment securities and other instruments, documents and chattel paper which are part of the collateral and in debtor's possession to the secured party immediately, or if hereafter acquired, immediately following acquisition, appropriately indorsed to secured party's order or with appropriate executed powers. Debtor waives presentment, demand, notice of dishonor, protest, and all other notices with respect thereof.

        (s) Chattel Paper. Debtor has perfected or will perfect a security interest by means satisfactory to secured party in goods covered by chattel paper in collateral.

        (t) Intentionally left blank.

        (u) Change of Name. Without the written consent of secured party, debtor shall not change its name or the state of its incorporation.

        (v) Power of Attorney. Debtor appoints secured party debtor's attorney-in-fact with full power in debtor's name and behalf to do every act which debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate secured party to take any action hereunder.

        (w) Waivers. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the obligation outstanding at any time, notice of any change in financial condition of any person liable for the obligation or any part thereof, and all other notices respecting the obligation; and agrees that maturity of the obligation and any part thereof may be accelerated, extended or renewed one or more times by secured party in its discretion, without notice to debtor.

        (x) Other Parties/Collateral. No renewal or extension of or any other indulgence with respect to the obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the obligation or any security therefor or guaranty thereof or under this agreement shall in any manner impair or affect the rights of secured party under the law, hereunder, or under any other agreement pertaining to the collateral. Secured party need not file suit or assert a claim for personal judgment against any person for any part of the obligation or seek to realize upon any other security for the obligation before foreclosing upon the collateral for the purpose of paying the obligation. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that secured party shall have no duty or obligation to debtor to apply to the obligation any such other security or proceeds thereof.

    8.  Rights and Powers of Secured Party.

        (a) General. Secured party before or after default and without liability to debtor may: obtain from any person information regarding debtor or debtor's business, which information any such person also may furnish without liability to debtor; require debtor to give possession or control of any collateral to secured party; indorse as debtor's agent any instruments, documents or chattel paper in collateral or representing proceeds of collateral; contact account debtors directly to verify information furnished by debtor; release collateral in its possession to any debtor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by debtor as collateral; set standards from time to time to govern what may be used as after acquired collateral, designate, from time to time, a certain percent of the collateral as the loan value and require debtor to maintain the obligation at or below such figure; take control of funds generated by the collateral and use same to reduce any part of the obligation. Secured party shall not be liable for failure to collect any account or instrument, or for any act or omission on the part of the secured party, its officers, agents or employees, except willful misconduct. The foregoing rights and powers of secured party will be in addition to, and not a limitation upon, any rights and powers of secured party given by law, elsewhere in this agreement, or otherwise.

        (b) Convertible Securities. Secured party may present for conversion any instrument or investment security in collateral which is convertible into any other instrument or investment or a combination thereof and cash, but secured party shall not have any duty to present for conversion any instrument in collateral unless it shall have received from debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

    9.  Default.

        (a) Events of Default. The following are events of default hereunder:

            (i) default in the timely payment or the performance of any part of the obligation or in performance or observance of the terms and conditions herein;

            (ii) any warranty, representation or statement made or furnished to secured party herein, heretofore, or hereafter proves to have been false in any material respect when made or furnished;

            (iii) acceleration of the maturity of debt of debtor to any other person;

            (iv) substantial change in any fact warranted or represented in this agreement or in any other agreement between debtor and secured party or in any statement, schedule, or other writing furnished in connection therewith;

            (v) loss, theft, destruction or encumbrance or sale or transfer of any collateral in violation hereof, or substantial damage to any collateral;

            (vi) dissolution, merger or consolidation, termination of existence, insolvency or business failure of debtor; commencement of proceedings for the appointment of a receiver for any property of debtor, or commission of an act of bankruptcy by debtor; commencement of any proceeding under any bankruptcy or insolvency law by or against debtor (or any corporate action shall be taken to effect same), or any partnership of which debtor is a partner or by or against any person liable upon the obligation or any part thereof, or liable upon collateral;

            (vii) levy on, seizure or attachment of any property of debtor; or

            (viii) a judgment against debtor becomes final.

        (b) Remedies. When an event of default occurs, and at any time thereafter, secured party without notice or demand may declare the obligation in whole or in part immediately due and may enforce payment of the same and exercise any rights under the UCC, rights and remedies of secured party under this agreement, or otherwise. Secured party may require debtor to assemble the collateral and make it available to secured party at a place which is reasonably convenient to both parties. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, secured party will give debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include secured party's reasonable attorney's fees. Secured party shall be entitled to immediate possession of all books and records evidencing any accounts or general intangibles or pertaining to chattel paper covered by this agreement and shall have the authority to enter upon any premises upon which any of the same, or any collateral, may be situated and to remove the same therefrom without liability. Secured party may surrender any insurance policies in collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to secured party for any deficiency. The proceeds of any disposition after default available to satisfy the obligation shall be applied to the obligation in such order and in such manner as secured party in its discretion shall decide. If, in the opinion of secured party, there is any question that a public sale or distribution of any collateral will violate any state or federal securities law, secured party (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, and any sale so made in good faith by secured party shall be deemed to be "commercially reasonable."

    10. General.

        (a) Parties Bound. Secured party's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the obligation or the collateral, secured party thereafter shall be fully discharged from any responsibility with respect to the collateral so assigned or transferred, but secured party shall retain all rights and powers hereby given with respect to any of the obligation or collateral not so assigned or transferred. All representations, warranties and agreements of debtor if more than one are joint and several, and all shall be binding upon the personal representatives, heirs, successors and assigns of debtor.

        (b) Waiver. No delay of secured party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by secured party of any right hereunder or of any default by debtor shall be binding upon secured party unless in writing, and no failure by secured party to exercise any power or right hereunder or waiver of any default by debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.

        (c) Agreement Continuing. This agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this agreement, and if all transactions between secured party and debtor shall be closed at any time shall be equally applicable to any new transactions thereafter. Provisions of this agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

        (d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this agreement; if UCC definitions conflict, Chapter 9 definitions apply.

        (e) Notice. Notice shall be deemed reasonable if mailed postage prepaid at least 5 days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of debtor given above.

        (f) Interest. No agreement relating to the obligation shall be construed to be a contract for or to authorize charging or receiving, or require the payment or permit the collection of, interest at a rate or in an amount above that authorized by law. Interest payable under any agreement above that authorized by law shall be reduced automatically to the highest amount permitted by law. This provision shall override and supersede all other provisions of any agreement relating to the obligation.

        (g) Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the debtor and secured party, nor by course of conduct, usage of trade, or by the law merchant.

        (h) Severability. The unenforceability of any provision of this agreement shall not affect the enforceability or validity of any other provision.

        (i) Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them, and the singular number shall be construed to include the plural, and vice versa.

        (j) Applicable Law. This agreement shall be construed according to the laws of Texas.

        (k) Financing Statement. A carbon, photographic or other reproduction of this agreement or any financing statement covering the collateral shall be sufficient as a financing statement.



                                         NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                         By:____________________________________
                                            Henry W. Sullivan, President and
                                            Chief Executive Officer

                                   EXHIBIT C


   SHAREHOLDER                  A.  Type of Shares       Number of Shares

Bank of America                 Series F Preferred          3,349,033
                                Series GI Preferred           880,667
                                Series GII Preferred        1,748,690

Harrison Interests, Ltd.        Series F Preferred            336,817
                                Series GI Preferred            88,368
                                Series GII Preferred          339,122

Henry Sullivan                  Series GII Preferred           43,416
                                       Common                 436,769

Douglas Williamson                     Common                 137,000

Ed Knight                              Common                  16,165

                                   EXHIBIT D



                                     PROXY

     The undersigned holder of North American Technologies Group, Inc. (the "Company") common stock or convertible preferred stock, hereby constitutes and appoints Avalanche Resources, Ltd., with full power of substitution, as an irrevocable proxy, to vote all shares of the common stock or preferred stock of the Company, which the undersigned would be entitled to vote as follows:

     1. The undersigned agrees to and hereby grants a proxy to vote, or to execute and deliver written consents or otherwise act with respect to, the shares now owned by the undersigned in connection with any vote or written consent of stockholders relating to the election of persons nominated by Avalanche Resources, Ltd., for election as directors to the Board of Directors of the Company following the date hereof, as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing rights and powers of stockholders of a corporation organized under the laws of the State of Delaware.

     2. The undersigned agrees to and hereby grants a proxy to vote, or to execute and deliver written consents or otherwise act with respect to, the shares now owned by the undersigned in connection with any vote or written consent of stockholders relating to the approval of all actions of the stockholders of the Company necessary to effect any and all transactions contemplated under a certain Securities Purchase Agreement dated as of October 2, 2001 between the Company and Avalanche Resources, Ltd., including, without limitation, the amendment of the Company's Certificate of Incorporation and any issuance of securities contemplated thereby, as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing rights and powers of stockholders of a corporation organized under the laws of the State of Delaware.

     3. This proxy shall terminate and be of no further force and effect as of the issuance to Avalanche Resources, Ltd. of shares of common stock of the Company pursuant to Securities Purchase Agreement dated as of October 2, 2001 between the Company and Avalanche Resources, Inc.


                              ____________________________________________
                              Name:
                              Date:  October ___, 2001


                              Votes held:


                              Common stock:_______________________________


                              Series F Preferred:_________________________


                              Series G Preferred:_________________________

                                   EXHIBIT E


                               SECURITY AGREEMENT


    1.  Date.   October 2, 2001

    2.  Parties.

        (a) Secured Party:  Avalanche Resources, Ltd.
                            P. O. Box 140978
                            Dallas, TX 75214

        (b) Debtor:         North American Technologies Group, Inc.
                            14315 W. HARDY ROAD
                            Houston, TX  77060

    3. Security Interest. Subject to the applicable terms of this agreement, debtor assigns and grants to secured party a security interest and lien in the collateral to secure the payment and the performance of the obligation.

    4. Obligation. The following obligations (obligation) are secured by this agreement:

        (a) Debts. (i) The indebtedness of debtor to secured party evidenced by the promissory note dated on the date of this agreement executed by debtor payable to the order of secured party in the original principal amount of $500,000.00. (ii) All debt, obligations, liabilities and agreements of debtor to secured party set forth in or arising from the Securities Purchase Agreement dated on the date of this agreement and between debtor and secured party. (iii) All renewals, extensions or rearrangements of any of the above.

        (b) Costs. All costs incurred by secured party to obtain, preserve, perfect and enforce this security agreement and security interest, collect the obligation, and maintain, preserve, collect and enforce the collateral, including but not limited to taxes, assessments, insurance premiums repairs, reasonable attorney's fees and legal expenses incurred in connection with the preservation and enforcement of this security agreement and security interest, rent, storage costs and expenses of sale.

    5. Collateral. The security interest is granted in the following (collateral): All accounts, inventory, equipment, documents, chattel paper, instruments, general intangibles, investment property, and any other property of debtor of every type, kind and description, whether now owned or hereafter acquired, including the Universal Display Securities and

Warrant (as defined in the Securities Purchase Agreement) and all proceeds thereof, including but not limited to all insurance proceeds of the foregoing.

    6.  Debtor's Representations.

        (a) Ownership. Debtor owns, or will use the proceeds of any loans by secured party to become the owner of, the collateral.

        (b)  Intentionally left blank.

        (c) Claims. All account debtors and other obligors whose debts or obligations are part of the collateral have no right to setoffs, counterclaims or adjustments, and no defense in connection therewith.

        (d) Financial Statements. All balance sheets, earnings statements and other financial data which have been or hereafter may be furnished to secured party to induce it to permit the obligation or to make this agreement or in conjunction herewith truly represent or shall truly represent the financial condition and operations of debtor as of the dates and for the periods shown thereon; and all other information, reports, papers and data furnished to secured party are or shall be, at the time furnished, accurate and correct in all respects and complete insofar as necessary to give secured party a true and accurate knowledge of the subject matter.

        (e) Power and Authority. Debtor has full power and authority to make this agreement.

    7.  Debtor's Covenants.

        (a) Obligation/This Agreement. Debtor shall perform promptly all of its agreements herein and in any other agreements between it and secured party.

        (b) Ownership. At the time debtor grants to secured party a security interest in any collateral, debtor shall be the absolute owner thereof and shall have the right to grant such security interest. Debtor shall defend the collateral against all claims and demands of all persons at any time claiming any interest therein adverse to secured party other than claims arising from liens or interests created prior to the date of this agreement, to which Secured Party's security interest shall be subject. Debtor shall keep the collateral free from all liens and security interests created following the date hereof except for taxes not yet due and this security interest.

        (c) Insurance. Debtor shall insure the collateral with companies acceptable to secured party against such casualties and in such amounts as secured party shall require. All insurance policies shall be written for the benefit of debtor and secured party as their interests may appear, or in other form satisfactory to secured party, and such policies or certificates evidencing the same shall be furnished to secured party. All policies of insurance shall provide for written notice to secured party at least l0 days prior to cancellation. Risk of loss or damage is debtor's to the extent of any deficiency in any effective insurance coverage.

        (d) Maintenance. Debtor shall keep all collateral which constitutes goods in good condition and repair.

        (e) Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce this security interest, collect the obligation, and preserve, defend, enforce and collect the collateral, including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney's fees for the preservation, defense and enforcement of this security interest, rent, storage costs and expenses of sales. Whether collateral is or is not in secured party's possession, and without any obligation to do so and without waiving debtor's default for failure to make any such payment, secured party at its option may pay any such costs and expenses, discharge encumbrances on collateral, and pay for insurance of collateral and such payment shall be a part of the obligation. Debtor agrees to reimburse secured party on demand for any reasonable costs so incurred.

        (f) Information/Inspection. Debtor shall (i) furnish secured party upon request any financial statements of debtor or reports to debtor by accountants or others pertaining to debtor's business as soon as available, and any information with respect to collateral requested by secured party; (ii) allow secured party to inspect the collateral, at any time and wherever located, and to inspect and copy, or furnish secured party with copies of, all records relating to collateral and the obligation; (iii) furnish secured party such information as secured party may request to identify inventory, accounts and general intangibles in collateral, at the time and in the form requested by secured party; and (iv) deliver upon request to secured party shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, inventory in collateral.

        (g) Additional Documents. Debtor shall sign any papers furnished by secured party and take any other actions which are necessary in the judgment of secured party to obtain, maintain and perfect this security interest.

        (h) Parties Liable. Debtor will preserve the liability of all obligors on any collateral, will preserve the priority of all security therefor, and upon secured party's request will deliver to secured party the original certificates of title on all motor vehicles securing the collateral. Secured party shall have no duty to preserve such liability or security, but may do so at the expense of debtor, without waiving debtor's default.

        (i) Modification. Without the written consent of secured party, debtor shall not agree to any modification of any of the terms of any accounts, contracts, chattel paper, general intangibles or instruments in collateral.

        (j) Debtor Notification. At any time following a default hereunder or under the note secured party may notify persons obligated on any collateral to make payments directly to secured party and secured party may take control of all proceeds of any collateral. Until secured party elects to exercise such rights, debtor, as agent of secured party, shall collect and enforce all payments owed on collateral.

        (k) Receipts/Rejected Goods. Upon secured party's demand following a default hereunder or under the note, debtor will deposit, upon receipt and in the form received, with any necessary indorsement, all payments received as proceeds of collateral, in a special bank account in a bank of secured party's choice over which secured party alone shall have power of withdrawal. The funds in said account shall secure the obligation. Secured party is authorized to make any indorsement in debtor's name and behalf. Pending such deposit, debtor shall not mingle any such payments with any of debtor's other funds or property, but will hold them separate and upon an express trust for secured party. Secured party may from time to time apply the whole or any part of the funds in the special account against the obligation.

        (l) Records. Debtor at all times will maintain accurate books and records covering the collateral. Debtor immediately will mark all books and records with an entry showing the assignment of all accounts in collateral to secured party and secured party is hereby given the right to audit the books and records of debtor relating to collateral at any time and from time to time.

        (m) Disposition. If disposition of any collateral gives rise to an account, chattel paper or instrument, debtor immediately shall notify secured party, and upon request of secured party shall assign or indorse the same to secured party. No collateral may be sold, leased, manufactured, processed or otherwise disposed of by debtor in any manner without the prior written consent of secured party, except inventory sold, leased, manufactured, processed or consumed in the ordinary course of business.

        (n) Accounts. Each account in collateral will represent the valid and legally enforceable obligation of third parties.

        (o) Location. Debtor shall give secured party written notice of each office of debtor in which records of debtor pertaining to accounts in collateral are kept, and of any change of any such location. If no such notice is given, all records of debtor pertaining to accounts and all inventory are and shall be kept at debtor's address shown above.

        (p) Changes. Debtor will notify secured party immediately of any material change in the collateral, of a change in any manner warranted or represented by debtor in this agreement or furnished to secured party, and of any event of default.

        (q) Use/Removal. Debtor will not use the collateral illegally or permit the collateral to be affixed to real or personal property without the written consent of secured party. Debtor will keep all collateral at debtor's address shown above.

        (r) Possession. If the collateral is chattel paper, documents, instruments or investment securities or other instruments, secured party may deliver a copy of this agreement to the broker or seller thereof, or any person in possession thereof, and such delivery shall constitute notice to such person of secured party's security interest therein and shall constitute debtor s instruction to such person to deliver to secured party certificates or other evidence of the same as soon as available. Debtor will deliver all investment securities and other instruments, documents and chattel paper which are part of the collateral and in debtor's possession to the secured party immediately, or if hereafter acquired, immediately following acquisition, appropriately indorsed to secured party's order or with appropriate executed powers. Debtor waives presentment, demand, notice of dishonor, protest, and all other notices with respect thereof.

        (s) Chattel Paper. Debtor has perfected or will perfect a security interest by means satisfactory to secured party in goods covered by chattel paper in collateral.

        (t)  Intentionally left blank.

        (u) Change of Name. Without the written consent of secured party, debtor shall not change its name or the state of its incorporation.

        (v) Power of Attorney. Debtor appoints secured party debtor's attorney-in-fact with full power in debtor's name and behalf to do every act which debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate secured party to take any action hereunder.

        (w) Waivers. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the obligation outstanding at any time, notice of any change in financial condition of any person liable for the obligation or any part thereof, and all other notices respecting the obligation; and agrees that maturity of the obligation and any part thereof may be accelerated, extended or renewed one or more times by secured party in its discretion, without notice to debtor.

        (x) Other Parties/Collateral. No renewal or extension of or any other indulgence with respect to the obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the obligation or any security therefor or guaranty thereof or under this agreement shall in any manner impair or affect the rights of secured party under the law, hereunder, or under any other agreement pertaining to the collateral. Secured party need not file suit or assert a claim for personal judgment against any person for any part of the obligation or seek to realize upon any other security for the obligation before foreclosing upon the collateral for the purpose of paying the obligation. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that secured party shall have no duty or obligation to debtor to apply to the obligation any such other security or proceeds thereof.

    8.  Rights and Powers of Secured Party.

        (a) General. Secured party before or after default and without liability to debtor may: obtain from any person information regarding debtor or debtor's business, which information any such person also may furnish without liability to debtor; require debtor to give possession or control of any collateral to secured party; indorse as debtor's agent any instruments, documents or chattel paper in collateral or representing proceeds of collateral; contact account debtors directly to verify information furnished by debtor; release collateral in its possession to any debtor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by debtor as collateral; set standards from time to time to govern what may be used as after acquired collateral, designate, from time to time, a certain percent of the collateral as the loan value and require debtor to maintain the obligation at or below such figure; take control of funds generated by the collateral and use same to reduce any part of the obligation. Secured party shall not be liable for failure to collect any account or instrument, or for any act or omission on the part of the secured party, its officers, agents or employees, except willful misconduct. The foregoing rights and powers of secured party will be in addition to, and not a limitation upon, any rights and powers of secured party given by law, elsewhere in this agreement, or otherwise.

        (b) Convertible Securities. Secured party may present for conversion any instrument or investment security in collateral which is convertible into any other instrument or investment or a combination thereof and cash, but secured party shall not have any duty to present for conversion any instrument in collateral unless it shall have received from debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

    9.  Default.

        (a) Events of Default.  The following are events of default hereunder:

            (i) default in the timely payment or the performance of any part of the obligation or in performance or observance of the terms and conditions herein;

            (ii) any warranty, representation or statement made or furnished to secured party herein, heretofore, or hereafter proves to have been false in any material respect when made or furnished;

            (iii) acceleration of the maturity of debt of debtor to any other person;

            (iv) substantial change in any fact warranted or represented in this agreement or in any other agreement between debtor and secured party or in any statement, schedule, or other writing furnished in connection therewith;

            (v) loss, theft, destruction or encumbrance or sale or transfer of any collateral in violation hereof, or substantial damage to any collateral;

            (vi) dissolution, merger or consolidation, termination of existence, insolvency or business failure of debtor; commencement of proceedings for the appointment of a receiver for any property of debtor, or commission of an act of bankruptcy by debtor; commencement of any proceeding under any bankruptcy or insolvency law by or against debtor

(or any corporate action shall be taken to effect same), or any partnership of which debtor is a partner or by or against any person liable upon the obligation or any part thereof, or liable upon collateral;

            (vii) levy on, seizure or attachment of any property of debtor; or

            (viii)  a judgment against debtor becomes final.

        (b) Remedies. When an event of default occurs, and at any time thereafter, secured party without notice or demand may declare the obligation in whole or in part immediately due and may enforce payment of the same and exercise any rights under the UCC, rights and remedies of secured party under this agreement, or otherwise. Secured party may require debtor to assemble the collateral and make it available to secured party at a place which is reasonably convenient to both parties. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, secured party will give debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include secured party's reasonable attorney's fees. Secured party shall be entitled to immediate possession of all books and records evidencing any accounts or general intangibles or pertaining to chattel paper covered by this agreement and shall have the authority to enter upon any premises upon which any of the same, or any collateral, may be situated and to remove the same therefrom without liability. Secured party may surrender any insurance policies in collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to secured party for any deficiency. The proceeds of any disposition after default available to satisfy the obligation shall be applied to the obligation in such order and in such manner as secured party in its discretion shall decide. If, in the opinion of secured party, there is any question that a public sale or distribution of any collateral will violate any state or federal securities law, secured party (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, and any sale so made in good faith by secured party shall be deemed to be "commercially reasonable."

    10. General.

        (a) Parties Bound. Secured party's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the obligation or the collateral, secured party thereafter shall be fully discharged from any responsibility with respect to the collateral so assigned or transferred, but secured party shall retain all rights and powers hereby given with respect to any of the obligation or collateral not so assigned or transferred. All representations, warranties and agreements of debtor if more than one are joint and several, and all shall be binding upon the personal representatives, heirs, successors and assigns of debtor.

        (b) Waiver. No delay of secured party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by secured party of any right hereunder or of any default by debtor shall be binding upon secured party unless in writing, and no failure by secured party to exercise any power or right hereunder or waiver of any default by debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.

        (c) Agreement Continuing. This agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this agreement, and if all transactions between secured party and debtor shall be closed at any time shall be equally applicable to any new transactions thereafter. Provisions of this agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

        (d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this agreement; if UCC definitions conflict, Chapter 9 definitions apply.

        (e) Notice. Notice shall be deemed reasonable if mailed postage prepaid at least 5 days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of debtor given above.

        (f) Interest. No agreement relating to the obligation shall be construed to be a contract for or to authorize charging or receiving, or require the payment or permit the collection of, interest at a rate or in an amount above that authorized by law. Interest payable under any agreement above that authorized by law shall be reduced automatically to the highest amount permitted by law. This provision shall override and supersede all other provisions of any agreement relating to the obligation.

        (g) Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the debtor and secured party, nor by course of conduct, usage of trade, or by the law merchant.

        (h) Severability. The unenforceability of any provision of this agreement shall not affect the enforceability or validity of any other provision.

        (i) Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them, and the singular number shall be construed to include the plural, and vice versa.

        (j) Applicable Law. This agreement shall be construed according to the laws of Texas.

        (k) Financing Statement. A carbon, photographic or other reproduction of this agreement or any financing statement covering the collateral shall be sufficient as a financing statement.



                                      NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                      By:______________________________________
                                         Henry W. Sullivan, President and Chief
                                         Executive Officer

                                   EXHIBIT F

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.


                          CERTIFICATE OF DESIGNATION

                     SERIES J CONVERTIBLE PREFERRED STOCK



     HENRY W. SULLIVAN and JOHN F. REILLY do hereby certify that they are the Chief Executive Officer and Secretary, respectively, of NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (hereinafter referred to as the "Corporation"); that, pursuant to the Corporation's Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on _______________, 2001:

     WHEREAS, the Corporation has determined to designate a new Series J Convertible Preferred Stock pursuant to the authority granted in its Certificate of Incorporation and Section 151 of the Delaware General Corporation Law.

     NOW, THEREFORE, the Corporation's Series J Preferred shall have the rights and preferences set forth below:

     SERIES J CONVERTIBLE PREFERRED STOCK. There is hereby created a series of preferred stock designated as Convertible Preferred Stock, Series J (the "Series J Preferred"), which will consist of ________ shares. The Series J Preferred shall have the preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as provided below:

     1.  DIVIDENDS AND DISTRIBUTIONS.

         (a) Beginning on the date of the issuance of the Series J Preferred, the holders of shares of Series J Preferred shall be entitled to receive annual dividends at a rate of 5% per annum of the Stated Value (as defined below) when, as and if declared by the Board of Directors and not otherwise. The Board of Directors may only declare such dividends, if at all, when the Corporation shall have earned a net profit (exclusive of any gains realized on its resale of certain securities acquired by the Corporation in conjunction with a Securities Purchase Agreement dated October 2, 2001) of at least $1,000,000 during the prior fiscal year and such dividends may be declared, if at all, and paid only to the extent of one-half of the amount of the Corporation's net profit for the prior fiscal year, less any gain on the sale of the securities described in this sentence. Dividends shall be non-cumulative and shall be prior and in preference to any declaration or payment of any dividend or other distribution on the Corporation's common stock, par value $0.001 per share ("Common Stock") to the extent specified in Section 1(b). The dividends on the Series J Preferred, if declared, shall be payable within 45 days of declaration (each a "Dividend Date"), except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a "Business Day") to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Record Date"). The dividends on the Series J Preferred shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends, if declared, shall be payable in cash, provided, however, that at the option of the Corporation, dividends may be paid upon conversion of the Series J Preferred Stock, as provided in Section 3 hereof, in cash or in such number of shares of the Corporation's Common Stock equal to the aggregate amount of the accrued dividends divided by the Conversion Price (as defined herein). No dividends shall accrue on the Series J Preferred unless and except to the extent, if any, the dividends are declared. The amount of dividends payable for any period that is shorter or longer than a full year shall be computed on the basis of a 360-day year of twelve 30-day months.

         (b) In the event the Board of Directors wishes to declare and pay a dividend to the holders of the Corporation's Common Stock, it shall, prior to the declaration and payment of any such dividend, be required to (i) declare and pay one year's annual dividend to the holders of the Series J Preferred, if it has not already done so during the year in which the dividend on the Common Stock is desired to be paid, and (ii) pay the full amount of all declared and unpaid dividends on the Series J Preferred as of such date.

     2. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, distributions shall be made to the holders of Series J Preferred in respect of such Series J Preferred, in the following manner:

         (a) SERIES J PREFERRED LIQUIDATION PREFERENCE. The holders of the Series J Preferred shall be entitled to be paid all amounts payable hereunder on account of the liquidation of the Corporation, prior to the payment of any amounts on account of the liquidation of the Corporation to the holders of any other class or Series of preferred stock or common stock of the Corporation, out of the assets of the Corporation available for distribution to holders of its capital stock, a preferred distribution as set forth below. The liquidation preference payable to the holders of the Series J Preferred shall be equal to the sum of (i) $1.00 per share (the "Stated Value"), as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively a "Recapitalization") of the Series J Preferred, plus
(ii) all declared but unpaid dividends (including any interest accrued thereon calculated through the date of liquidation) (the sum of (i) and (ii) being collectively referred to as the "Series J Liquidation Preference"). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed among the holders of the Series J Preferred shall be insufficient to permit the payment to such holders of their full liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed, pari passu, to the holders of the Series J Preferred.

         (b) REMAINING ASSETS. If assets are remaining after payment in full of the Series J Liquidation Preference to all holders of the Series J Preferred, then the holders of any other class or series of Preferred Stock, if any, shall be entitled to their respective preferential amounts on liquidation, and thereafter the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds based on the number of shares of Common Stock held by each.

         (c) VALUATION OF SECURITIES AND PROPERTY.  In the event the
Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation, the value of the assets to be distributed to the holders of shares of Series J Preferred shall be determined in good faith by the Board of Directors. Notwithstanding the foregoing, any securities so distributed shall be valued as follows:

             (i) If the securities are traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ/NMS") or actively traded over-the-counter (other than NASDAQ/NMS), the value of such securities shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NMS over the thirty (30) calendar day period ending three (3) days prior to the distribution; and

             (ii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i) or (ii) to reflect the fair market value thereof as determined in good faith by the Board of Directors.

     3. CONVERSION. The Series J Preferred is subject to conversion at the times and on the terms set forth in this Section 3:

         (a)  RIGHT OF HOLDER TO CONVERT.

              (i) Election to Convert. Each share of Series J Preferred shall initially be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for the Series J Preferred, into one (1) fully paid and nonassessable share of Common Stock. Upon such a conversion, the aggregate amount of any declared but unpaid dividends (including any interest, if any, accrued thereon calculated as of the date of conversion) on the Series J Preferred shall also be converted into Common Stock at the Conversion Price. The Conversion Price shall be equal to the value of a share of Common Stock on the date of issuance of the Series J Preferred, which value shall be calculated as follows:

              (A) If the Common Stock is traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ/NMS") or actively traded over-the-counter (other than NASDAQ/NMS), the value of such securities shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NMS or in over-the-counter trading over the thirty (30) calendar day period ending three (3) days prior to the issuance date; and

              (B) If there is no active public market in the Common Stock, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

              (ii) Mechanics of Conversion. Before a holder of Series J Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series J Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable after such delivery, issue and deliver to such holder of the Series J Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series J Preferred to be converted, and the holder or holders entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (b)  ADJUSTMENTS.

              (i) Subdivisions, Combinations, or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, reverse stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the number of shares of Common Stock into which each share of Series J Preferred may be converted and the Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

              (ii) Reclassifications. In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series J Preferred shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted its shares of the Series J Preferred Stock into Common Stock.

              (iii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which each share of Series J Preferred may be converted and the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series J Preferred so adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of a the Series J Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series J Preferred.

         (c) STATUS OF CONVERTED STOCK. In case any shares of the Series J Preferred shall be converted pursuant to Section 3 hereof, the shares so converted shall, at the option of the Corporation, be canceled, and, if not canceled, shall not be reissuable as shares of Series J Preferred but shall be part of the authorized but unissued capital stock of the Corporation.

         (d) MISCELLANEOUS. All calculations under this Section 3 shall be made to the nearest cent or to the nearest whole share, as the case may be.

         (e) NO IMPAIRMENT. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series J Preferred against impairment.

         (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series J Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series J Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series J Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     4. VOTING RIGHTS. Except as otherwise required by law, the holders of all of the Series J Preferred issued and outstanding, in the aggregate, shall be entitled to the number of votes equal to the number of shares of Common Stock into which shares of Series J Preferred are convertible on any record date, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of the Series J Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series J Preferred held by each holder could be converted) be rounded to the nearest whole number.

     5. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Series J Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend distribution or right.

     6. NOTICES. Any notice required by the provisions of the Certificate to be given to the holders of the Series J Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation, or upon actual receipt when personally delivered or sent by overnight or other courier delivery.

     7. PROTECTIVE PROVISIONS. So long as any shares of the Series J Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority in interest of the Series J Preferred then outstanding, voting as a separate class, take any action that:

         (i) alters the rights, preferences or privileges of the Series J Preferred;

         (ii) increases or decreases the authorized number of shares of Series J Preferred of the Corporation;

         (iii) creates any new class or series of shares that has a preference over the Series J Preferred with respect to voting, dividends or liquidation preferences; or

         (iv) reclassifies stock into shares having a preference over the Series J Preferred with respect to voting, dividends or liquidation preferences.

     This Certificate may be delivered by facsimile and executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Consent.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its President and attested to by its Secretary and the corporate seal to be affixed hereto, this _____ day of _________, 2001.


                                     NORTH AMERICAN TECHNOLOGIES
                                     GROUP, INC.



Date:  _____________, 2001           _____________________________________
                                     Henry W. Sullivan
                                     President and Chief Executive Officer



Date: _____________, 2001            _____________________________________
                                     John F. Reilly
                                     Secretary